UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2026

CB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 001-36706

Pennsylvania	51-0534721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Market Street, Carmichaels, PA	15320
(Address of principal executive offices)	(Zip Code)

(724) 966-5041
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.4167 per share	CBFV	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the
Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
On January 27, 2026, CB Financial Services, Inc. ("the Company") issued a press release announcing its financial results for the year ended December 31, 2025, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 21, 2026, Amanda L. Engles was promoted to Chief Financial Officer of CB Financial Services, Inc. (the “Company”). She had been serving as the Company’s Interim Chief Financial Officer since February 2025. For further information, refer to the press release dated January 27, 2026, which is filed as Exhibit 99.3 hereto and incorporated herein by reference.

In connection with the promotion, the Bank and Amanda L. Engles entered into a Change in Control Agreement dated as of January 21, 2026. The Change in Control Agreement provides for an initial 2-year term and renews annually, subject to board approval. If a qualifying termination event occurs on or after a change in control of the Company or Community Bank, Ms. Engles would receive: (1) severance equal to a cash lump sum payment equal to two (2) times the sum of (i) her highest annual rate of base salary paid during the calendar year of, or two calendar years preceding her date of termination, and (ii) the average of the annual cash bonus earned by Executive for the three years preceding the year in which the Change in Control occurs; and (2) continued life insurance and non-taxable medical and dental insurance coverage for two years or until she receives substantially similar benefits from another employer whichever occurs earlier.

The foregoing summary of the Change in Control Agreement is not complete and is qualified in its entirety by reference to the full text of the Change in Control Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
John H. Montgomery, President and Chief Executive Officer of the Company and Community Bank (the “Bank”) will meet with investors at the 2026 Janney CEO Forum Conference being held in Scottsdale, Arizona on February 4-5, 2026. A copy of the investor presentation to be used at the meeting is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.
Item 8.01. Other Events.
On January 27, 2026, the Company announced that its Board of Directors declared a cash dividend on the Company's outstanding shares of common stock. The dividend of $0.28 per share will be paid on or about February 27, 2026 to stockholders of record as of the close of business on February 13, 2026.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits
10.1.    Change in Control Agreement - Engles (2026)
99.1.    Earnings Press Release Dated January 27, 2026
99.2.    Investor Presentation - January 2026
99.3.    Appointment of CFO Press Release Dated January 27, 2026
104. Cover Page Interactive Data File (embedded in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL SERVICES, INC.

Date: January 27, 2026	By:	/s/ John H. Montgomery
John H. Montgomery
President and Chief Executive Officer

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